UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 31, 2024
NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3300
Houston, Texas		77002
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 574-1880
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Credit Agreement

On December 31, 2024 (the “Closing Date”), Rio Grande LNG Super Holdings, LLC, a Delaware limited liability company (“Super Holdings”) and an indirect subsidiary of NextDecade Corporation (the “Company” or “NEXT”), entered into a Credit Agreement (the “Credit Agreement”) by and among Super Holdings, as borrower, Atlantic Park Strategic Capital Master Fund II, L.P., as the administrative agent and collateral agent (the “Administrative Agent” or “Collateral Agent”, as applicable) and the financial institutions party thereto as lenders.

The Credit Agreement provides for a $175,000,000 term loan (the “Term Loan”) to Super Holdings to be used (a) to repay all outstanding borrowings and terminate the outstanding revolving credit and interest loan facilities of NextDecade LNG, LLC (“NextDecade LNG”), a direct subsidiary of NEXT, (b) for general corporate purposes and working capital requirements of NEXT and its subsidiaries, including development costs related to the fourth and fifth liquefaction trains and related common facilities at the Rio Grande LNG multi-plant integrated natural gas liquefaction and liquefied natural gas export terminal facility at the Port of Brownsville in southern Texas (the “Rio Grande LNG Facility”), and (c) to pay fees and related transaction expenses associated with the Term Loan.

The Term Loan matures on December 31, 2030. Interest will accrue on the Term Loan from the Closing Date at a rate of 12.0% per annum, and will be paid quarterly on the last business day of each fiscal quarter following the Closing Date, beginning on March 31, 2025. Super Holdings may elect to fully pay interest in kind with respect to the first eight interest payment dates and may elect to pay interest in kind with respect to 50% of each such interest payment date thereafter.

Prior to December 31, 2026, Super Holdings may prepay the Term Loan at a redemption price equal to 100% of the principal amount plus an applicable make whole premium and accrued and unpaid interest to the prepayment date. On or after December 31, 2026, Super Holdings may prepay the Term Loan at the prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the prepayment date if redeemed during the twelve-month period beginning on December 31 of each year indicated below:

Year	Percentage
2026	105.0%
2027	102.5%
2028 and thereafter	100.0%

The Credit Agreement includes covenants that, among other things, limit the ability of Super Holdings to incur additional indebtedness, make certain investments or pay dividends or distributions on equity interests or subordinated indebtedness or purchase, redeem, or retire equity interests, sell or transfer assets, incur liens or dissolve, liquidate, consolidate, merge. The Credit Agreement permits subsidiaries of Super Holdings to incur indebtedness to fund project-level equity in support of the construction of the fourth and fifth liquefaction trains of the Rio Grande LNG Facility, subject to the terms and conditions provided therein, including that Super Holdings make an offer to prepay the Term Loan in full at par plus accrued and unpaid interest.

In connection with Credit Agreement, the following security documents were entered into on the Closing Date:

•a Pledge Agreement between NextDecade LNG Holdings, LLC (“ND Holdings”) and the Collateral Agent, pursuant to which ND Holdings has granted a security interest in favor of the Collateral Agent for the benefit of the secured parties in the equity interests it holds in Super Holdings; and

•a Security Agreement among Super Holdings and the Collateral Agent, pursuant to which Super Holdings has granted a security interest in favor of the Collateral Agent for the benefit of the secured parties in substantially all of its personal property.

Warrants

In connection with entering into the Credit Agreement, NEXT issued (i) a common stock purchase warrant exercisable at $7.15 per share, which represents the 30-day volume weighted average trading price (“VWAP”) for NEXT common stock for the 30 trading-day period immediately preceding the Closing Date (the “Tranche A Warrant”) and (ii) a common stock purchase warrant exercisable at $9.30 per share, which represents a 30% premium to the 30-day VWAP for NEXT common stock for the 30 trading-day period immediately preceding the Closing Date (the “Tranche B Warrant” and together with the Tranche A Warrant, the “Warrants”) to the lenders of the Term Loan to subscribe, under each of the Tranche A Warrant and Tranche B Warrant, for 3,579,499 shares of NEXT common stock, for an aggregate of 7,158,998 shares of NEXT common stock under both Warrants combined. The Warrants may be exercised by the holder thereof solely on a cashless exercise basis at any time prior to December 31, 2029.

NEXT may cause the Tranche A Warrant to be exercised at its option on a cash exercise basis (i) on any date between June 30, 2026 and December 31, 2026, if the 30-day VWAP for NEXT common stock equals or exceeds $13.50 per share and the closing price for NEXT common stock exceeds such VWAP immediately prior to the date of exercise, or (ii) on any date between January 1, 2027 and July 1, 2027, if the 30-day VWAP for NEXT common stock equals or exceeds $15.00 per share and the closing price for NEXT common stock exceeds such VWAP immediately prior to the date of exercise, provided that in each case (a) a final investment decision on the fourth liquefaction train of the Rio Grande LNG Facility has been taken and (b) certain liquidity conditions regarding the holders ability to sell the shares of NEXT common stock following the mandatory exercise.

The Warrants are also subject to anti-dilution protection upon certain issuances of Company securities at an effective price below the fair market value of the Company’s capital stock, as determined in accordance with the Warrants. In addition, the exercise prices and the number of shares of NEXT common stock underlying the Warrants are subject to customary adjustment for stock splits, reverse splits, mergers, combinations, and other similar corporate transactions.

The Warrants were issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such Warrants does not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements will be met.

In connection with the issuance of the Warrants, NEXT entered into a registration rights agreement with the holders of the Warrants (the “Registration Rights Agreement”). Under the Registration Rights Agreement, NEXT is required to file a registration statement within twelve (12) months of the Closing Date to permit the resale of shares of NEXT common stock to be issued upon exercise of the Warrants. Additionally, the holders of the Warrants may in certain instances elect to dispose of shares of NEXT common stock pursuant to an underwritten block trade and will have piggy-back registration rights. The Registration Rights Agreement also contains customary indemnification obligations.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report under the heading “Credit Agreement” is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report under the heading “Warrants” is incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and, according to general instruction B.2. thereunder, the information in this Item 7.01 of this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act or the Exchange Act.

On January 6, 2025, the Company issued a press release regarding the Credit Agreement and the Warrants. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

Until the earlier of the repayment of the Term Loan or the exercise of the Warrants, the lenders will have the right to appoint one (1) observer to the board of directors of NextDecade Corporation. Lenders have notified that Company that Matt Bonanno, Managing Director at General Atlantic has been appointed as their board observer.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by the Company on January 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 6, 2025

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel